UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 College Street SE
PO Box 3800
Lacey, Washington 98509
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

         Venture Financial Group, Inc. ("Venture"), and its wholly owned subsidiary Venture Bank entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated as of April 21, 2005, with Washington Commercial Bancorp, a Washington corporation, and Redmond National Bank, a Washington state-chartered bank. Under the terms of the Merger Agreement, Washington Commercial Bancorp will merge with and into Venture with Venture the surviving corporation, and Redmond National Bank will merge with and into Venture Bank with Venture Bank the resulting bank.

         Effective at the time of the merger, shareholders holding shares of Washington Commercial Bancorp stock will be entitled to receive a combination of Venture common stock or cash, subject to certain limitations. Consummation of the merger and share exchange are subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Washington Commercial Bancorp. For information regarding the terms of the proposed transaction, reference is made to the press release dated April 22, 2005, which is attached as Exhibit 99.1.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	April 22, 2005	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:
VENTURE FINANCIAL GROUP
Ken F. Parsons, Sr.
(360) 412-2100
kparsons@venture-bank.com

WASHINGTON COMMERCIAL BANCORP
James F. Arneson
(425) 602-2800
arneson@redmondbank.com

VENTURE FINANCIAL GROUP TO ACQUIRE WASHINGTON COMMERCIAL BANCORP

Redmond National Bank to merge with Venture Bank in a $25 Million Transaction

Olympia, WA. April 22, 2005-Venture Financial Group, Inc., the Olympia-based parent company of Venture Bank (www.venture-bank.com), and Washington Commercial Bancorp (WCB) today announced the signing of a definitive agreement for the merger of WCB, the Redmond-based parent company of Redmond National Bank, with and into Venture Financial Group. Simultaneously, Redmond National Bank will merge into Venture Bank. The stock and cash transaction is valued at approximately $25 million.

Venture's acquisition of WCB and its approximately $100 million in assets will significantly enhance Venture Bank's presence in King County-a key element of the company's strategic growth plans. Upon completion of the merger, Redmond National Bank's two branches will operate under the Venture Bank name. Venture Bank's total assets following the transaction will exceed $675 million.

Another major benefit of the purchase will be the return of James F. Arneson to the Venture Bank family. Arneson 44, President and CEO of WCB and Redmond National Bank, will serve as President and CEO of Venture Bank and President of Venture Financial Group.

Ken F. Parsons, Sr. will continue as Chairman and CEO of Venture Financial Group. "This is a rare and remarkable, 'win-win-win' transaction for shareholders, employees, and especially customers of both Venture Bank and Redmond National," said Parsons. "The further expansion of the Venture Bank brand in King County, the greatly expanded services that will be available to Redmond National customers, and particularly the return of Jim Arneson as a seasoned CEO to a critical position, represents the perfect marriage with impeccable timing," Parsons added.

During his tenure at Venture Bank, Arneson was instrumental in helping create its strategic plan, while being groomed to become President and CEO. He served Venture Bank (previously known as First Community Bank), for ten years prior to accepting the President's position at Redmond National Bank. "Jim is an experienced professional with a proven track record at Redmond National, and will provide terrific leadership as we continue to implement our strategic plan for Venture Bank," said Parsons.

Arneson concurred with the sound rationale for the deal and the opportunities it will create. "This is not just a merger of two banking institutions, but a merger of matching cultures," said Arneson. "Both organizations place tremendous value on customer-focused banking and being good corporate citizens in the communities we serve."

The acquisition will add two additional King County locations to Venture's fourteen branches in four counties. Venture Bank's long-term growth strategy has focused on expanding its presence along the rapidly growing, highly visible interstate corridors. "It's an ideal fit based on geography alone," noted Parsons, adding, "Beyond that, Redmond National meshes well with Venture's innovative approach to community banking."

Upon completion of the merger, WCB shareholders will receive shares of Venture common stock, cash or a combination of cash and stock in exchange for each share of WCB common shares. Approximately 569,000 shares of Venture stock and $12.2 million of cash are expected to be issued in connection with the merger.

The Boards of Directors of both companies have approved the transaction, which is subject to regulatory and shareholder approvals, as well as other customary conditions of closing. Completion is expected in third quarter of 2005. Both Arneson and Keith Brewe, Chairman of both WCB and Redmond National Bank, will join Venture's Board of Directors upon completion.

Venture expects the merger to be accretive to the shareholders. The combined organization will have assets of approximately $675 million, deposits of approximately $450 million and shareholders' equity of over $70 million.

About Venture Financial Group, Inc.

Venture Bank has 14 offices in four western Washington counties and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information is available online at www.venture-bank.com.

About Washington Commercial Bancorp

Washington Commercial Bancorp is wholly-owned and directed by Redmond-area residents and business people. It is the parent company of Redmond National Bank, the only locally-owned and managed commercial bank in Redmond. It operates branches at NE 85th and 158th Ave., across from the Redmond City Hall, and in the Redmond Town Center Mall. Further information is available online at www.redmondbank.com.

This news release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in

Venture Financial Group, Inc.'s filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include whether both companies receive timely regulatory and shareholder approvals, whether they have accurately predicted acquisition and consolidation expenses, the timing and amount of savings from consolidation, the expected earnings contributions of both companies and management's ability to effectively integrate the companies.